Exhibit 99.1

Jamba Inc. Announces Second Quarter Revenue Increase of 14.1% and

Earnings Conference Call to Discuss Second Quarter Financial Results

EMERYVILLE, Calif., Aug 13, 2007 (BUSINESS WIRE) — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported second quarter fiscal year 2007 (2Q07), preliminary unaudited total revenue of $89.6 million, up 14.1% from $78.5 million for the same quarter a year ago. For the quarter ending July 24, 2007, system comparable sales were negative 3.3% and system store count increased by 27, bringing the total store count to 645.

Paul Clayton, president and CEO, stated, “While our comparable sales are disappointing relative to our expectations, we remain confident and excited about Jamba’s growth plans. As we’ve previously indicated, Jamba’s comparable sales fluctuate significantly more than most retailers’ due to the impacts of weather and our concentrated store base in California. While second quarter comparable sales are within our historical range, they fell short of our own expectations, partly by being up against strong prior years sales comparisons.” Mr. Clayton went on to say, “We are experiencing some softness in California traffic counts while emerging markets are posting strong comparable sales growth and solid traffic increases. 2007 is a year of strategic transition for Jamba as we continue to pursue top line growth while taking steps to mitigate our historical comparable sales volatility.”

This quarter Jamba expanded with 27 new company-owned stores in markets such as Oregon, Florida, and Las Vegas. Year-to-date, Jamba has opened a total of 44 company-owned stores and is on track to deliver at least 90 company-owned stores for the year. “Due to a slower than expected non-traditional store roll-out,” Mr. Clayton stated, “we are reducing our expected franchise store openings from 50 to 30 for the year. We are also continuing to build our brand awareness through viral on-line marketing, radio and outdoor advertising, and our new website, to be launched soon.

“On the heels of our All Fruit campaign, we launched our Functional Smoothie product line, including a training smoothie with Nike in California. These Functional Smoothies are designed to provide health and lifestyle benefits such as a healthier heart, increased immunity, and weight management. We are currently performing tests on a new breakfast line which we plan to launch system-wide in 2008, and we are working on initiatives to improve the customer experience, such as simplifying the menu board. All of these product introductions and service innovations are designed to make Jamba an integral part of our customers’ daily routine, thereby improving our organic sales performance and decreasing period over period volatility.”

Jamba will release final 2Q07 quarterly earnings and conduct a conference call to discuss financial results on August 30, 2007 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing (800) 289-0572 or for international callers by dialing (913) 981-5543. A simultaneous web cast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 7764417. The replay will be available until September 13, 2007.

About Jamba, Inc.

Jamba, Inc. is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE (R) stores. Founded in 1990, JAMBA JUICE is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Today, JAMBA JUICE has more than 650 stores, of which more than 420 are company-owned and operated. For the nearest location or a complete menu including new All Fruit(TM) smoothies, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include projections as to store openings and our ability to reduce sales volatility and to improve comparable store sales. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

For Jamba, Inc.

Investor Relations:

Don Duffy / Brian Prenoveau, 203-682-8200

or

Media:

Alecia Pulman, 203-682-8200